EXHIBIT 99

[U S WEST LOGO]


                                                Investor Relations
                                                                     NEWS FLASH

July 1, 1999

                    U S WEST Board Reviews Revised Qwest Bid;
   Decides to Enter into Talks with Qwest with the Consent of Global Crossing

DENVER -- U S WEST (NYSE: USW) today announced that its Board of Directors has authorized the Company's management and advisors to discuss with Qwest Communications International, Inc. issues relating to its June 23 revised merger proposal. Global Crossing has consented to U S WEST conducting such discussions with Qwest.

U S WEST's merger-of-equals agreement with Global Crossing remains intact and U S WEST's Board will continue to monitor events related to its Global Crossing merger agreement. Sol Trujillo, Chairman, President and CEO of U S WEST, stated that "the Board remains committed to acting in the best interests of U S WEST shareholders and to its vision of building a next generation global data-centric company."

U S WEST (NYSE: USW) provides a full range of telecommunications services - including wireline, wireless PCS, data networking, directory and information services - to more than 25 million customers nationally and in 14 western and midwestern states. More information about U S WEST can be found on the Internet at http://www.uswest.com.

Safe Harbor Statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price competition; (ii) changes in demand for U S WEST's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection and year 2000 remediation); (iv) the loss of significant customers; (v) pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vi) a change in economic conditions in the various markets served by U S WEST's operations;
(vii) higher than anticipated start-up costs associated with new business opportunities; (viii) delays in U S WEST's ability to begin offering interLATA
long-distance   services;   (ix)  consumer  acceptance  of  broadband  services,
including telephony, data and wireless services; and (x) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations. These cautionary statements by U S WEST should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by U S WEST. U S WEST cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. U S WEST does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


U S WEST Investor Relations 1801 California Street,  Suite 4320 Denver, CO 80202
303.896.1277 www.uswest.com

Investor Relations Contacts
Larry Thede                         303-896-3550
Martha Daniele Paine                303-896-5706
Kent Evans                          303-896-3096